Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan of our report dated January 17, 2001, with respect to the consolidated financial statements and schedules of Harley Davidson, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


Milwaukee, Wisconsin
May 7, 2001